                                                                     EXHIBIT D-2
AGL Resources Inc.
Consolidating Statement of Earnings Reinvested
For the fiscal year ended September 30, 2000
(Millions)

                                             AGL Resources Inc.                                               Atlanta Gas Light
                                                Consolidated          Eliminations    AGL Resources Inc.           Company
                                             -------------------------------------------------------------------------------------
Earnings Reinvested at Beginning of Period        $186.7                                   $(120.6)                $ 244.2
Net Income                                          71.1                                      (8.9)                   63.4
Loss on Issuance of Treasury Stock                  (0.2)                                     (0.2)
Dividends on Common Stock                          (59.8)                                    (59.8)
Non-cash Dividend                                      -                244.8                                       (244.8)
----------------------------------------------------------------------------------------------------------------------------------
Earnings Reinvested at End of Period              $197.8               $244.8              $(189.5)                $  62.8
==================================================================================================================================

                              Exhibit D-2, page 1

AGL Resources Inc.
Consolidating Statement of Earnings Reinvested
For the fiscal year ended September 30, 2000
(Millions)

                                             Chattanooga Gas          AGL Energy         Georgia Natural Gas     AGL Investments,
                                                 Company            Services, Inc.             Company                 Inc.
                                             ------------------------------------------------------------------------------------
Earnings Reinvested at Beginning of Period      $44.3                    $8.2                   $(12.2)                $17.3
Net Income                                        4.1                     1.2                      3.6                   0.5
Loss on Issuance of Treasury Stock
Dividends on Common Stock
Non-cash Dividend
---------------------------------------------------------------------------------------------------------------------------------
Earnings Reinvested at End of Period            $48.4                    $9.4                    $(8.6)                $17.8
=================================================================================================================================


                              Exhibit D-2, page 2

AGL Resources Inc.
Consolidating Statement of Earnings Reinvested
For the fiscal year ended September 30, 2000
(Millions)

                                                        AGL Propane                                                    AGL Consumer
                                                      Services, Inc.       AGL Propane, Inc.     Utilipro, Inc.       Services, Inc.
                                                      ------------------------------------------------------------------------------
Earnings Reinvested at Beginning of Period                     -                 $ 4.8              $(2.7)                   $0.2
Net Income                                                  11.6                   0.3               (4.9)                    0.1
Loss on Issuance of Treasury Stock
Dividends on Common Stock
Non-cash Dividend                                            5.1                  (5.1)
------------------------------------------------------------------------------------------------------------------------------------
Earnings Reinvested at End of Period                       $16.7                     -              $(7.6)                   $0.3
====================================================================================================================================


                              Exhibit D-2, page 3

AGL Resources Inc.
Consolidating Statement of Earnings Reinvested
For the fiscal year ended September 30, 2000
(Millions)

                                                         Trustees          AGL Capital       AGL Networks,       Georgia Gas
                                                     Investments, Inc.         Trust             LLC               Company
                                                     -----------------------------------------------------------------------
Earnings Reinvested at Beginning of Period                $0.1                $(0.1)                                 $3.5
Net Income                                                 0.1                    -
Loss on Issuance of Treasury Stock
Dividends on Common Stock
Non-cash Dividend
----------------------------------------------------------------------------------------------------------------------------
Earnings Reinvested at End of Period                      $0.2                $(0.1)                  -              $3.5
============================================================================================================================

                              Exhibit D-2, page 4

AGL Resources Inc.
Consolidating Statement of Earnings Reinvested
For the fiscal year ended September 30, 2000
(Millions)

                                                        AGL Peaking              AGL Energy Wise
                                                      Services, Inc.              Services, Inc.
                                                      ------------------------------------------
Earnings Reinvested at Beginning of Period                 $0.2                        $(0.5)
Net Income
Loss on Issuance of Treasury Stock
Dividends on Common Stock
Non-cash Dividend
------------------------------------------------------------------------------------------------
Earnings Reinvested at End of Period                       $0.2                        $(0.5)
================================================================================================

                              Exhibit D-2, page 5